UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2005

VIROLOGIC, INC.

(Exact name of registrant as specified in its chapter)

Delaware	000-30369	94-3234479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Oyster Point Blvd. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On May 12, 2005, we issued an aggregate of 990,993 shares of our common stock to a holder of one of our outstanding warrants upon that holder’s cash exercise of the warrant. The warrant had an exercise price of $1.11 per share, for an aggregate exercise price paid to us of $1,100,002.23. For this issuance, we relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act.

On May 27, 2005, we issued 421,829 shares of our common stock to a holder of one of our warrants upon the net exercise of the warrant by that holder. We received no additional consideration in connection with such issuance. For this issuance, we relied on the exemption provided by Section 4(2) of the Securities Act.

On June 14, 2005, a holder of our Series A Preferred Stock exercised its right to convert 110 shares of our Series A Preferred Stock into 1,027,114 shares of our common stock. We received no additional consideration in connection with such issuance. For this issuance we relied on the exemption provided by Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViroLogic, Inc. (Registrant)

	By:	/s/ Kathy L. Hibbs
Date: June 20, 2005		Kathy L. Hibbs Vice President, General Counsel